CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 9 to the registration statement on Form N-6 (the “Registration Statement”) of our report dated March 1, 2002, relating to the financial statements of Lutheran Brotherhood, which appear in such Statement of Additional Information. We also consent to the references to us under the heading “Financial Statements” in such Statement of Additional Information.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Minneapolis, Minnesota
October 28, 2002